Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated May 23, 2006, accompanying the consolidated financial statements and schedule included in the Annual Report of Jinpan Limited on Form 20-F for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement on Form F-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement on Form F-3.

/s/ Grant Thornton

Grant Thornton
Hong Kong
January 19,2007